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                                                              Exhibit 10.9

                                 LEASE AGREEMENT

                               ARTICLE I - PARTIES

         This Lease Agreement (hereinafter "Lease" or "Agreement") made this 16th day of December, 1996.

         Seven October Hill LLC, a Massachusetts limited liability corporation, with an address at c/o Parsons Commercial Group, 205 Newbury Street, Framingham, Massachusetts 01701 (hereinafter "LESSOR") which expression shall include its successors, and assigns where the context so admits, does hereby lease to Harvard Apparatus, Inc., a Massachusetts corporation with an address at 22 Pleasant Street, South Natick, Massachusetts 01760 (hereinafter "LESSEE"), which expression shall include its successors, executors, administrators, and assigns where the context so admits, and the LESSEE hereby leases from the LESSOR the following described premises:

                              ARTICLE II - PREMISES

         Suite Numbered L-1 located in the building, consisting of approximately one Hundred Twelve Thousand (112,000) rentable square feet, at 7 October Hill Road, Holliston, Massachusetts 01746 (hereinafter the "Building"), shown as the area outlined in red on Exhibit A attached hereto and made a part hereof, consisting of approximately Fifteen Thousand (15,000) leasable square feet inside the Building (hereinafter referred to as the "Premises" or "Leased Premises"), as measured from and extending to the centerline of party walls and out to but excluding the exterior faces of all other walls, together with the right to use, in common with others entitled thereto, the hallways and stairways necessary for access to the Leased Premises, along with the right to use, in common with others entitled thereto, the parking areas and sidewalks shown on Exhibit B attached hereto and made a part hereof, and the common loading docks as shown on Exhibit B but reserving and excepting to LESSOR the use of the area behind the surface of the demising walls, the area above the ceilings of the Leased Premises and the right to install, maintain, use, repair and replace pipes, ducts, conduits, wires and appurtenant fixtures leading through the Leased Premises in locations which will not materially interfere with LESSEE'S use thereof. The Leased Premises and the Building are located upon the land owned by LESSOR consisting of approximately seven and two one hundredths (7.02) acres in the vicinity of the Building (the "Land") within the industrial park known as New Englander Industrial Park (hereinafter the "Industrial Park").

                               ARTICLE III - TERM

         3.1 LENGTH OF TERM: The term of this Lease shall be for approximately five (5) years commencing March 15, 1997 or such later date as LESSOR has substantially completed the improvements to the Premises to be accomplished by LESSOR in accordance with Article 12 and Exhibit E hereof, and terminating on the day which is the last day of the month preceding the fifth anniversary of the commencement date. For the purposes hereof,


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"substantial completion" shall mean completion in such a fashion as to enable
LESSOR to obtain a certificate of occupancy and the only items to be completed by LESSOR will not prevent LESSEE from operating its business in the ordinary course.

         In the event that the term of this Lease shall commence on a day other than the first day of the month, then rent shall be immediately paid for such fractional month prorated on the basis of a thirty (30) day month and, for the purposes of determining anniversary dates of the commencement date of this Lease, or the termination date of this Lease, the term of the Lease shall be deemed to commence on the first day of the calendar month next succeeding. LESSOR may deliver possession of the Leased Premises to TENANT on or after February 1, 1997 but prior to the commencement of the term. Notwithstanding anything herein contained to the contrary, all terms and conditions of the Lease shall be effective after delivery of possession of the Leased Premises, except that LESSEE shall not be required to pay Minimum Rent on account of any period prior to March 15, 1997. LESSOR shall be deemed to have delivered the Leased Premises to LESSEE upon delivery of the keys to the Leased Premises. By taking occupancy of the Leased Premises, LESSEE shall be deemed to have accepted the Leased Premises, to have acknowledged that the same are in the condition called for hereunder and to have agreed that as of that time, all of the obligations of the LESSOR imposed under this Lease shall have been performed, except for construction items described in a "punch list" which may be given to LESSOR by LESSEE within thirty (30) days of LESSEE'S taking possession of the Leased Premises, which items LESSOR agrees to promptly repair or replace to the extent the same are the responsibility of LESSOR hereunder. At the time of commencement of the term, LESSOR and LESSEE shall execute a memorandum establishing the commencement date of this Lease.

         3.2 EXTENSION TO TERM: LESSEE shall have the right to extend this Lease and the term hereunder for one (1) additional term of five (5) years, on the same terms and conditions and provisions as the original term hereof, except the rate of rental set forth in Article 4.1 hereof shall be adjusted as provided in
Article 4.2 hereof. Unless the LESSEE shall notify the LESSOR in writing of its intention to extend this Lease at least six (6) months prior to the termination of the original term, then this Lease shall terminate at the end of the original term.

                                ARTICLE IV - RENT

         LESSEE covenants and agrees to pay to LESSOR at the address set out in the heading of this Lease, or at such other place as LESSOR may designate in writing to LESSEE, rental at the rates and times set forth below.

         4.1 MINIMUM RENT. Minimum Rent shall be paid at the annual rate of Seventy Four Thousand Seven Hundred Fifty Dollars ($74,750.00) payable in twelve
(12) equal installments of Six Thousand Two Hundred Twenty Nine Dollars Seventeen Cents ($6,229.17) in advance on the first day of each calendar month, or part thereof, during the first year of the


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term; the Minimum Rent for any portion of a calendar month at the beginning of the term to be apportioned on the basis of a 365-day year.

         4.2 INCREASES TO MINIMUM RENT. During the initial term the Minimum Rent shall be increased effective on the first anniversary of the commencement date to an annual amount equal to Eighty Six Thousand Two Hundred Fifty Dollars ($86,250.00) payable in twelve (12) equal monthly installments each year of Seven Thousand One Hundred Eighty Seven Dollars fifty Cents ($7,187.50) on the first, (1st) day of each calendar month.

         During the extension term, Minimum Rent shall be equal to Ninety Five Percent (95%) of fair market rental value as determined in accordance with Exhibit D attached hereto and made a part hereof.

         4.3 TAX ON RENTALS. The LESSEE shall pay, as additional rent, before any fine, penalty, interest or cost may be added thereto for nonpayment, any tax that may be levied, assessed or imposed upon or measured by the rents reserved hereunder or upon a commercial lease by any governmental authority acting under any present or future law.

         4.4 NO SET OFF. LESSEE covenants to pay all rentals when due and payable without any set off, deduction or demand whatsoever. Any reasonable amounts paid or expenses incurred by LESSOR to correct violations of any of the LESSEE's obligations hereunder (following notice to LESSEE of such violations and the expiration without cure of the cure period specified in Article XIX hereof) shall be additional rental. Any additional rental provided for in this Lease becomes due with the next installment of Minimum Rent due after receipt of notice of such additional rental from LESSOR. Rentals and statements required of LESSEE shall be paid or delivered to LESSOR at the place designated for notices to LESSOR. If any payment of rent or additional rent due hereunder is received by LESSOR more than ten (10) days after notice from LESSOR that it is due, then LESSOR may, in addition to any other remedies LESSOR may have for late payment of rent, assess a late charge in the amount of two percent (2%) of the late payment, such late charge to be additional rent under this Lease.

                    ARTICLE V - TAXES AND OPERATING EXPENSES

         5.1 DEFINITIONS. For purposes of this Article:

                  (i) "Taxes" shall mean the real estate taxes and assessments and special assessments, sewer rents, imposed upon the Building and the Land by any governmental bodies or authorities. If at any time during the term of this Lease, as the same may be extended, the methods of taxation prevailing at the commencement of the term hereof shall be altered so that in lieu of, or as an addition to or as a substitute for the whole or any part of the taxes, assessments, levies, impositions or charges now levied, assessed or imposed on real estate and the improvements thereof, there shall be levied, assessed or imposed (i) a tax, assessment, levy or otherwise on the rents received therefrom, or (ii) a license fee measured by the rent payable


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

by LESSEE to LESSOR, or (iii) any other such additional or substitute tax, assessments, levy, imposition or charge, then all such taxes, assessments, levies, impositions or charges or the part thereof so measured or based shall be deemed to be included within the term "Taxes" for the purpose hereof.

                  (ii) "Tax Year" shall mean the fiscal year for which taxes are levied by the governmental authority.

                  (iii) "LESSEE'S Proportionate Share" shall be Thirteen and Four Tenths Percent (13.4%), which is determined by dividing the rentable square footage of the Leased Premises by the square footage of all rentable area within the Building (e.g. 15,000 DIVIDED BY 112,000). In the event that any change in the Building or Leased Premises results in an increase or decrease in the area of the Leased Premises and/or rentable area of the Building, LESSEE'S Proportionate Share shall be recalculated by LESSOR to reflect the fraction determined by dividing the leasable square footage of the Leased Premises by the square footage of all leasable area within the Building.

                  (iv) "Operating Expenses" shall mean all reasonable costs of operating, servicing, administering, repairing and maintaining the Building, Common Areas, and the Land (excluding costs paid directly by LESSEE and other lessees in the Building or otherwise reimbursable to LESSOR) , the landscaping of Common Areas of the Building and the Land and the common parking lot(s) contiguous to the Building. All reasonable costs of operating, servicing, administering, repairing and maintaining the Building, Common Areas, and the Land, including any reasonable and necessary costs of operation, maintenance and repair, computed in accordance with generally accepted accounting principles applied on a consistent basis ("GAAP") , and will include, by way of illustration, but not limitation:

                  (a) all necessary costs of managing, operating and maintaining the Building, Common Areas, and Land, including, without limitation, wages, salaries, fringe benefits and payroll burden for employees on-site utilized in the day to day operation of the Building and Land; water, sewer, heating, air conditioning, ventilating and all other utility charges (other than with respect to utilities separately metered and paid directly by LESSEE or other lessees) serving the common area or all tenants of the Building; the cost of contesting the validity or amount of real estate; janitorial services; access control; maintenance and repair of all HVAC systems whether inside or outside of the Leased Premises, and other utility systems to the extent that repairs or maintenance of the same are the responsibility of LESSOR and not the LESSEE; window cleaning; fire detection and security services; costs of maintaining and installing general information and tenant listings signage on the Industrial Park Directory and Building Directory; gardening and landscape maintenance; all costs of common area snow and ice removal; common area trash, rubbish, garbage and other refuse removal; pest control; painting; common area facade maintenance; common area lighting; exterior wall and demising wall repairs except repairs of damage caused by other lessees; minor non-capital roof repairs, maintenance of all steam, water and other water retention and discharging piping, lakes, culverts, fountains, pumps, weirs, lift stations, catch basins and other areas and facilities;


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repair and repainting of sidewalks due to settlement and potholes and general resurfacing and maintenance of parking areas; sanitary control; depreciation of machinery and equipment used in any of such maintenance and repair activities; management fees; union increases; road sidewalk and driveway maintenance; and all other Building and Land maintenance, repairs and insurance.

                  (b) the costs (amortized together with a reasonable finance charge in accordance with GAAP) of any capital improvements: (i) made to the Building by LESSOR to the extent reducing Operating Expenses or to replace existing Capital Improvements; or (ii) made to the Building by LESSOR primarily to comply with any governmental law or regulation.

                  (c) the costs of supplies, materials and tools.

                  (d) all insurance amounts paid by LESSOR for insurance with respect to the Building and Land including, without limitation, workers compensation insurance, fire insurance, and liability insurance.

                  (e) all costs paid to the New Englander Industrial Park Owners Association (which at the current time includes only costs incident to the use and operation of a pump house) with respect to services provided to the Land or Building.

         Operating Expenses shall not include:

                  (a) depreciation on the Building or any Common Areas;

                  (b) costs of space planning, lessee improvements, marketing expenses, finders fees and real estate broker commissions;

                  (c) any and all expenses for which LESSOR is reimbursed (either by an insurer, condemnor or other person or entity), but only to the extent of such reimbursement, and any and all expenses for which LESSOR is reimbursed or entitled to reimbursement by a lessee in the, Building pursuant to a lease provision in LESSEE's Lease;

                  (d) costs in connection with services or benefits of a type which are not provided to LESSEE, but are provided to another lessee or occupant;

                  (e) LESSOR's general overhead and administrative expenses not directly allocable to the operation of the Building;

                  (f) cost of repair or other work necessitated by the negligence or willful misconduct of LESSOR or LESSOR's employees contractors or agents.


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                  (g) costs of making upgrades to septic systems required for compliance with law.

         (v) "Common Areas" shall mean all areas and facilities outside the Premises and within the exterior boundaries of the Building or the Land that are not leased to other lessees and that are provided and designated by LESSOR, in its sole discretion from time to time, for the general use and convenience of LESSEE and other lessees of the Building and their authorized representatives, entities, invitees and the general public.

         5.2 TAXES.

                  (a) LESSEE shall pay as additional rent for each Tax Year during the term, an amount equal to LESSEE'S Proportionate Share of the Taxes for such Tax Year (the "Tax Payment"). LESSEE shall pay in advance of the first month and each month thereafter an estimate of one twelfth (1/12) of LESSEE's Proportionate Share of taxes which shall be an amount estimated and billed by LESSOR prior to the beginning of each Tax Year. Such estimate and billing may be revised by LESSOR, at LESSOR's sole option, during the Tax Year based on tax bills or assessments actually received by LESSOR relating to the current Tax Year. Within sixty (60) days of the end of each Tax Year LESSOR shall furnish LESSEE, in reasonable detail, the final computation and allocation of taxes for the preceding Tax Year. If the amount allocated to LESSEE exceeds the sum of the estimated taxes already paid by LESSEE, LESSEE shall pay such excess to LESSOR within thirty (30) days of demand therefor. If the amount allocated to LESSEE is less than that already paid by LESSEE, LESSOR shall credit the difference to future payments of Minimum Rent (or pay the same to LESSEE at the end of the term, if no extra Minimum Rent is due). The Tax Payment shall be prorated, if necessary, to correspond with that portion of a Tax Year occurring within the term of this Lease.

                  (b) If LESSOR shall receive a refund for any Tax Year(s) in which a Tax Payment shall have been made by LESSEE, LESSOR shall repay to LESSEE LESSEE'S Proportionate Share of such refund up to the amount of such payment after deducting therefrom the costs and expenses of obtaining such refund, which costs and expenses shall be allocated to all of the Tax Years involved. LESSOR agrees to act in good faith in connection with a determination as to whether the filing of abatement applications affecting the Leased Premises would be appropriate.

                  (c) With respect to any period at the expiration of the term of this Lease, as the same may be extended, which shall constitute a partial Tax Year, LESSOR'S statement shall adjust the amount of the additional rent due hereunder. The obligation of LESSEE in respect to such additional rent applicable for the last year of the term of this Lease as the same may be extended shall survive the expiration of the term of this Lease.



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         For the purpose of this Lease, the term "Tax Year" shall mean the twelve (12) month period established as the real estate tax year by the taxing authorities having lawful jurisdiction over the Industrial Park.

         5.3 OPERATING EXPENSES.

                  (a) OPERATING EXPENSES RENT. LESSEE shall pay as additional rent LESSEE's Proportionate Share of the Operating Expenses paid or incurred by LESSOR, provided, however, that during the initial five (5) year term, LESSEE shall not be required to pay more than One Dollar Twenty Five Cents ($1.25) per square foot of the Leased Premises per annum for any of the consecutive twelve
(12) month periods which begin on the commencement date of the term and on each anniversary of the commencement date occurring during the initial term.

                  (b) PAYMENT. During December of each calendar year or as soon thereafter as practicable, LESSOR will give LESSEE written notice of its estimate of LESSEE's Proportionate Share of operating Expenses for the ensuing calendar year on or before the first day of each month during the ensuing calendar year, LESSEE will pay to LESSEE One Twelfth (1/12th) of such estimated amounts, provided that if such notice is not given in December, LESSEE will continue to pay on the basis of the prior year's estimate until the month after such notice is given. If at any time or times it appears to LESSOR that the amounts payable for Operating Expenses for the current calendar year will vary from its estimate by more than Ten Percent (10%), LESSOR, by written notice to LESSEE, will revise its estimate for such year, and subsequent payments by LESSEE for such year will be in an amount so that by the end of such year LESSEE will have paid a total sum equal to such revised estimate. LESSOR will indicate in its notice to LESSEE the reasons LESSOR believes its estimate is low or high by more than Ten Percent (10%).

                  (c) STATEMENT. Within ninety (90) days after the close of each calendar year or as soon after such ninety (90) day period as practicable, LESSOR will deliver to LESSEE a statement of amounts of LESSEE's Proportionate Share of operating Expenses payable under this Lease for such calendar year. If such statement shows an amount owing by LESSEE that is more than the estimated payments for such calendar year previously made by LESSEE, LESSEE will pay the deficiency to LESSOR within thirty (30) days after delivery of the statement. If the statement shows an amount which is less than the estimated payments previously paid by LESSEE for the calendar year, provided LESSEE is not then in default, LESSOR will remit the amount owed LESSEE with the statement. LESSEE has the right, exercisable no more than once each calendar year on reasonable notice and at a time reasonably acceptable to LESSOR, to cause an audit to be performed at LESSEE's sole cost and expense of LESSOR's operations and/or books and records pertaining to Operating Expenses and Taxes and Insurance of the preceding calendar year. LESSOR, at LESSOR's sole discretion, may provide such audit prepared by a certified public accountant in lieu of allowing LESSEE to audit LESSOR's operations and/or books.


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                  (d) PRORATION. If for any reason other than the default of
LESSEE, this Lease terminates on a day other than the last day of a calendar year, the amount of LESSEE's Proportionate Share of Operating Expenses payable by LESSEE applicable to the calendar year in which such termination occurs will be prorated on the basis which the number of days from the commencement of such calendar year to and including such termination date bears to Three Hundred Sixty Five (365). Likewise, in the year this Lease commences, LESSEE's Proportionate Share of Operating Expenses shall be prorated based upon the number of days from the Commencement Date to the end of the calendar year in which the Commencement Date occurs.

                          ARTICLE VI - PARKING/LOADING

         6.1 LESSEE's PARKING RIGHTS. Within the Common Areas, LESSOR will provide parking areas with necessary access as shown in Exhibit B. Only automobiles and pickup trucks will be permitted on the parking areas.

         6.2 LESSOR's CONTROL OVER PARKING. LESSEE and its authorized representatives will park their cars only in areas specifically designated for that purpose by LESSOR. LESSEE shall have the exclusive use of ten (10) parking spaces in the location outlined in red on Exhibit B. In addition, LESSOR shall ensure that there are at least twenty seven (27) parking spaces available for the use of LESSEE and its agents, employees, and invitees in the location outlined in blue on Exhibit B, and that up to three (3) additional parking spaces in that location shall be specifically designated as being for LESSEE's visitor's use. LESSEE will not park or permit the parking of any vehicles adjacent to loading areas so as to interfere in any way with the use of such areas. LESSOR shall have the right, in LESSOR's sole discretion, to designate parking spaces for the exclusive use of a particular lessee or particular lessees. LESSOR will have the right to institute reasonable procedures and/or methods to enforce the terms of this Section.

         6.3 LOADING DOCKS/DRIVE IN DOOR. LESSEE shall have the use of the drive in door serving the Leased Premises and the right, in common with others entitled thereto, to utilize the two (2) loading docks adjacent to the Leased Premises as shown in Exhibit B.

                             ARTICLE VII - UTILITIES

         LESSEE shall pay, as they become due, all bills for gas, electricity, telephone service, and any other utilities furnished to the Leased Premises from and after such date as the term shall commence, including electricity charges in connection with the heating and air conditioning system serving the Leased Premises.

         LESSOR shall have no obligation to provide utilities or equipment other than the utilities and equipment within the Leased Premises as of the commencement date of this Lease, all subject to interruption due to any accident, to the making of repairs, alterations, or


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improvements, to labor difficulties, to difficulty in obtaining fuel, electricity, service or supplies from the sources from which they are usually obtained for said building, or to any cause beyond LESSOR'S control. In the event LESSEE requires additional utilities or equipment, the installation and maintenance thereof shall be the LESSEE'S sole obligation, provided that such installation shall be subject to written consent of the LESSOR.

                      ARTICLE VIII - USE OF LEASED PREMISES

         The LESSEE shall use the Leased Premises only for offices, storage, and light manufacturing as permitted by law. LESSEE shall not use any portion of the Premises for purposes other than those specified above and no use shall be made or permitted to be made upon the Premises, nor acts done, which will increase the existing rate of insurance upon the Building or cause cancellation of insurance policies covering said Building. Subject to compliance with applicable law, the LESSEE may enter the Premises at any time seven (7) days per week, fifty two (52) weeks per year.

         ARTICLE IX - COMPLIANCE WITH LAWS, PROHIBITED AND REQUIRED USES

         9.1 MISCELLANEOUS RESTRICTIONS. LESSEE will not use the Premises for or permit in the Premises any offensive, noisy, or dangerous trade, business, manufacture or occupation or interfere with the business of any other lessee in the Building or permit any auction, liquidation, fire or bankruptcy sale to be held or conducted in or about the Premises. LESSEE agrees not to cause, permit or suffer any waste or damage, disfigurement or injury to the Premises or the fixtures or equipment thereof or the Common Areas with the exception of normal wear and tear. LESSEE will not use the Premises for cooking and nothing will be prepared, manufactured or mixed in the Premises which might emit any offensive odor. LESSEE will not keep, display or sell any merchandise or other items outside of the Premises or otherwise obstruct the sidewalks or Common Areas in the Building or use the same for business operations or advertising except as otherwise provided herein. LESSEE will not install, maintain, use or allow in or upon the Premises any pinball machines, coin operated music machine, video game machines or any other coin operated amusement device of any kind. LESSEE will at all times comply with the rules and regulations of the Building attached hereto as Exhibit C and such additional reasonable rules and regulations as may be adopted by LESSOR from time to time. LESSEE will procure and maintain in full force and effect all licenses, permits, variances and the like which may be required for any specific use made of the Leased Premises including, without limitation, any manufacturing use (excluding permits that may be required for general office use such as a certificate of occupancy or the like). LESSEE shall operate its business in the Leased Premises in compliance with all laws and ordinances of all governmental authorities having jurisdiction.

         9.2      COMMON AREAS.  LESSOR has the right to:

                  (a) establish and enforce reasonable rules and regulations applicable to all lessees concerning the maintenance, management, use and operation of the Common Areas;


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

                  (b) close, if necessary, any of the Common Areas to prevent dedication of any of the Common Areas or the accrual of any rights of any person or of the public to the Common Areas;

                  (c) close temporarily any of the Common Areas for maintenance purposes; and

                  (d) select a person, firm or corporation which may be an entity related to LESSOR to maintain and operate any of the Common Areas.

         Notwithstanding the provisions of this Section, in exercising its rights hereunder, LESSOR will provide reasonable access to and from the Premises. LESSOR shall make all reasonable efforts to maintain the Common Areas in a clean, unobstructed and functional state, and shall make no permanent changes therein which shall result in a material adverse effect in the access to or use of the Leased Premises except to the extent required by law.

         9.3 HAZARDOUS SUBSTANCES. The LESSEE hereby covenants and agrees that it shall not release, or permit any release or threat of release, of any hazardous substances in the Leased Premises, Building, Land, or Industrial Park in violation of applicable law. "Hazardous substances" shall mean oil, hazardous material, hazardous waste or hazardous substance (collectively called "hazardous substances"), as those terms are defined by any applicable law, rule or regulation including without limitation, the Massachusetts Oil and Hazardous Material Release Prevention and Response Act, M.G.L. c.21E, the Massachusetts Hazardous Waste Management Act, M.G.L. c.21C, the Comprehensive Environmental Response, Compensation and Liability Act, as amended, 42 U.S.C. Section 9601 et seq. and the Resource conservation and Recovery Act, as amended, 42 U.S.C.
Section 6901 et seq. The LESSEE covenants and agrees that it shall not generate or permit any hazardous substances to be generated in the Leased Premises in violation of applicable law; the LESSEE shall not store or permit hazardous substances to be stored on the Leased Premises in violation of applicable law; the LESSEE shall not permit any lien under said Massachusetts Oil and Hazardous Material Release and Prevention Response Act or said Comprehensive Environmental Response, Compensation and Liability Act to attach to the Leased Premises, Office Building, or Industrial Park, or any portion thereof or interest therein; the LESSEE shall indemnify, exonerate and hold the LESSOR harmless from and against any claim, liability, loss, damage or expense, including reasonable attorneys' fees, arising out of breach of any of the representations, warranties, conditions and covenants of this paragraph. The LESSOR shall have the right, but not the obligation, to enter upon the Leased Premises to expend funds to cure any breach by the LESSEE of the representations, warranties, conditions and covenants of this paragraph, and any amounts paid as a result thereof, together with interest thereon at the rate of eighteen percent (18%) per annum shall be immediately due and payable by the LESSEE to the LESSOR. The LESSEE shall provide the LESSOR with prompt written notice: (a) upon the LESSEE's becoming aware of any release or threat of release of any hazardous substances; (b) upon the LESSEE's receipt of any notice from any federal, state, municipal or other governmental agency or authority in connection with any hazardous


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

substances located upon or under the Leased Premises, or emanating from the Leased Premises; and (c) upon the LESSEE's obtaining knowledge of any incurrence of any expense by any governmental authority in connection with the assessment, containment or removal of any hazardous substances located upon or under the Leased Premises, or emanating from the Leased Premises.

                              ARTICLE X - INSURANCE

         10.1 LESSOR's FIRE INSURANCE. Throughout the term hereof, LESSOR shall maintain a policy of insurance on the Building against damage by fire and such other risks covered by the so-called Extended Coverage endorsement.

         In the case of any loss or damage covered by such insurance, the proceeds of such insurance shall be devoted by LESSOR, so far as may be required hereunder, to the repair, rebuilding or restoration of the Building, provided, however, that this Lease shall not have been terminated.

         10.2 PERSONAL PROPERTY INSURANCE. LESSEE shall procure such insurance on its improvements and personal property as it deems appropriate.

         10.3 LESSEE's LIABILITY INSURANCE. LESSEE agrees to maintain with respect to the Leased Premises, Building, and the Industrial Park, broad form comprehensive general liability insurance with limits in the minimum amount of One Million Dollars ($1,000,000.00) per occurrence and property damage liability insurance in the minimum amount of Two Hundred Fifty Thousand Dollars ($250,000.00) per occurrence and to submit copies of such policies and certificates of such insurance to LESSOR. The policies shall name LESSOR and LESSEE as insureds, and shall contain a provision that the insurer will not cancel, materially change or renew the insurance without first giving the LESSOR thirty (30) days prior written notice. The insurance shall be in an insurance company approved by LESSOR, which approval will not be unreasonably withheld. LESSEE shall promptly furnish LESSOR with certificates or other evidence acceptable to LESSOR that such insurance is in effect.

         10.4 Intentionally Omitted.

         10.5 SPRINKLER INSURANCE. LESSEE shall maintain insurance covering damage from leakage or sprinkler systems now or hereafter installed in the Premises in an amount not less than the current replacement cost covering LESSEE'S merchandise, LESSEE'S improvements and LESSEE'S trade fixtures.

         10.6 EMPLOYER'S LIABILITY INSURANCE WORKER'S COMPENSATION INSURANCE. LESSEE shall provide employer's liability insurance and worker's compensation insurance providing statutory state benefits for all persons employed by LESSEE in connection with the Premises as required by applicable law.

         LESSEE will not do or omit any act, or keep anything in, upon or about the Leased Premises, the Building or the Industrial Park which may prevent or impair obtaining and maintaining any fire, liability or other insurance upon or written in connection with the Leased Premises, the Building, the Industrial Park, or which may make any such insurance void or voidable or otherwise invalidate the obligations of the insurer contained therein, or which may create any extra premiums or increase the rate of any such insurance over that normally applicable to office buildings. LESSEE agrees to pay to LESSOR, upon demand, the amount of any extra premiums or any increase in the rate of such insurance which results from LESSEE's occupancy of or conduct in the Leased Premises, whether or not LESSOR has consented to such business.

                            ARTICLE XI - MAINTENANCE

         11.1 LESSEE'S MAINTENANCE. The LESSEE agrees to maintain the Leased Premises in good condition, ordinary wear and tear, damage by fire and other insured casualty, damage occasioned solely by reason of acts and omissions of LESSOR, and taking by eminent domain, only excepted, and whenever necessary, to replace plate glass and other glass therein, acknowledging as of the commencement date of this Lease that the Leased Premises are in good order and the glass whole. LESSEE shall maintain all utility systems located within the Leased Premises other than the HVAC system. The LESSEE shall not permit the Leased Premises to be overloaded, damaged, stripped, or defaced, nor suffer any waste. LESSEE shall furnish the Leased Premises in a neat and attractive manner, and shall maintain the Leased Premises in a clean, orderly, and professional condition at all times during this Lease or any extension thereof.

         LESSEE shall contract for in its own name and pay, as they become due and payable, all charges for rubbish removal from the Leased Premises. LESSEE shall be responsible for providing at its own cost cleaning services for the Leased Premises. All trash shall be kept within the Leased Premises or if outside the Leased Premises only in areas designed by LESSOR and only in closed containers.

         11.2 LESSOR's MAINTENANCE. The LESSOR agrees to maintain the structure, including the roof and foundation, the HVAC systems serving the Leased Premises (to the extent not damaged by the negligence of LESSEE, its servants, agents, employee or invitees) and the Common Areas of the Building in the same condition as they are at the commencement of the term, reasonable wear and tear, and damage insured against and with respect to which LESSEE obtains proceeds of insurance only excepted, unless such maintenance is required because of LESSEE or those for whose conduct the LESSEE is legally responsible. The costs of such maintenance shall be included in operating Expenses.

         The LESSOR shall be under no responsibility or liability for failure or interruption of any such repairs or services referred to in this Article XI except to the extent resulting from LESSOR's gross negligence, or for any interruption in utility services, caused by breakage, accident, strikes, repairs, inability after exercise of reasonable diligence to obtain supplies or otherwise furnish services, or for any cause or causes beyond the reasonable control of LESSOR (but LESSOR, in respect of those matters for which LESSOR is responsible, will use reasonable efforts to restore such services or make such repairs as soon as possible), nor in any event for any indirect or consequential damages; and failure or omission on the part of the LESSOR to furnish such service or make such repair under those circumstances and conditions shall not be construed as an eviction of the LESSEE, nor render the LESSOR liable in damages, nor entitle LESSEE to an abatement or rent, nor release the LESSEE from the obligation to fulfill any of the covenants under this Lease.

         11.3. CONSTRUCTION. LESSEE acknowledges that LESSOR and/or lessees of the Building, on or after the date hereof , may be making improvements to their Premises, the, Building, or Industrial Park which will require construction work during normal business hours. Notwithstanding anything to the contrary in this Lease, such work may be performed during normal business hours. LESSOR agrees to use all reasonable efforts to reduce any disruption to LESSEE'S use and occupancy of the Leased Premises to a minimum. LESSEE shall have no right to any abatement of rental or other compensation or to any claim of breach of LESSOR'S covenants under this Lease (provided that there is no significant interruption to LESSEE'S access to the Leased Premises) or for loss of business or inconvenience, or in any event for consequential damages on account of such construction work.

                   ARTICLE XII - CONSTRUCTION AND ALTERATIONS

         12.1. Prior to the commencement of the term of this Lease, LESSOR shall substantially complete the work enumerated on Exhibit E attached hereto and made a part hereof and shall have obtained a certificate of occupancy for the Leased Premises. Exhibit E shall define the total scope of work which LESSOR is to perform within the Leased Premises, and, upon the completion of such work, LESSOR shall notify LESSEE that the work has been substantially completed and provide LESSOR with certificates to such effect from LESSOR's architect. Any additional work required for LESSEE to use the Leased Premises for the intended purpose shall be at the sole cost and expense of LESSEE. Any equipment or work other than items specifically enumerated in Exhibit E which the LESSOR installs or constructs in the Leased Premises on the LESSEE's behalf shall be paid for by LESSEE within fifteen (15) business days after receipt of a bill therefor at cost, plus ten percent (10%) for overhead and supervision. If the Leased Premises have not been substantially completed prior to April 1, 1997 for reasons other than conduct by LESSEE or force majeure events, and provided that this Lease is not terminated as set forth below, the LESSEE shall be entitled to an abatement of minimum Rent for a one (1) month period at the commencement of the term. LESSEE may cancel this Leased upon twenty (20) days written notice to LESSOR if the Leased Premises have not been substantially completed on or before April 15, 1997 for reasons other than conduct by LESSEE or force majeure events, and such substantial completion has not been accomplished prior to the expiration of such twenty (20) day period.

         12.2 LESSEE'S ALTERATIONS. LESSEE may not make any structural improvement or alteration to the Premises without the prior written consent of LESSOR.

LESSEE may not make any nonstructural improvement or alteration of the Premises costing in excess of Five Thousand Dollars ($5,000.00) without the prior written consent of the LESSOR which shall not be unreasonably withheld or delayed. LESSEE shall prepare, at its sole cost and expense, complete plans and specifications prepared by a professional architect or engineer for all LESSEE'S work, whether original or alterations, and submit such plans and specifications to LESSOR or LESSOR'S designated representative for written approval no later than fifteen (15) days, prior to the planned commencement of any work, together with the name of the contractor or contractors to perform such work. All contractors or others performing work on the Leased Premises shall be approved in writing by LESSOR. All such allowed alterations shall be at LESSEE'S expense, shall be in quality at least equal to the contemplated or then existing construction, as the case may be, and shall be prosecuted diligently and completed in a good and workmanlike manner. Any alterations or improvements made by the LESSEE shall become the property of the LESSOR at the termination of occupancy as provided herein; provided, however, that LESSEE shall be obligated to remove such improvements, fixtures and equipment at the said termination of occupancy as LESSOR shall request prior to such termination, the LESSEE being obligated to repair any damage which such removal may cause. LESSEE agrees that any window treatments installed by LESSEE in the Leased Premises which are visible from the exterior of the Leased Premises shall be of a type and color to be determined by LESSOR or shall be approved in advance by LESSOR.

         12.3 NO LIENS. LESSEE shall not suffer or permit any liens to stand against the Leased Premises or Building or the Industrial Park by reason of work, labor, services or materials done for or at the request of LESSEE. LESSEE shall cause any such lien to be discharged within five (5) business days after the date that LESSEE receives notice of filing thereof. If LESSEE shall fail to take such action as shall cause such lien to be discharged within such five (5) day period, LESSOR may pay the amount of such lien or discharge the same by deposit or bonding proceedings, and in the event of such deposit or bonding proceedings, LESSOR may require the lienor to prosecute an appropriate action to enforce the lienor's claim and may pay any judgement recovered on such claim. In the event that LESSOR does any of the things it is by this paragraph empowered to do, LESSEE shall promptly reimburse LESSOR for any sums expended by LESSOR in connection therewith, including any sum paid in discharge of any lien or judgement, for premiums on bonds, or for attorney's fees. All such sums shall be payable upon demand with interest at the rate of eighteen percent (18%) per annum running from the fifteenth (15th) day after demand.

         12.4 LESSOR'S ENTRY. LESSOR may, from time to time, enter the Leased Premises to perform construction work or make improvements, benefitting the Common Areas of the Building or other lessees of the Building. LESSOR agrees to give reasonable advance notice to LESSEE of LESSOR'S need to enter the Leased Premises for such purposes and agrees to perform such work in a manner which will minimize any disruption to LESSEE within the Leased Premises.

                      ARTICLE XIII - ASSIGNMENT/SUBLEASING

         LESSEE agrees not to sell, assign, mortgage, pledge, franchise or in any manner transfer this Lease or any estate of interest thereunder and not to sublet the Leased Premises or any part or parts thereof and not to permit any licensee or concessionaire therein without the previous written consent of the LESSOR in each instance first obtained. Consent to a subletting by LESSEE shall not be unreasonably withheld or delayed. Consent by LESSOR to one assignment of this Lease or to one subletting, sale, mortgage, pledge or other transfer including licensing or the grant of a concession shall not be a waiver of LESSOR'S right under this Article as to any subsequent similar action. Notwithstanding any assignment or subletting, LESSEE shall remain fully liable on this Lease and shall not be released from performing any of the terms, covenants and conditions of this Lease.

         If, any time during the term of this Lease, LESSEE (and/or the guarantor of LESSEE, if any) is a corporation or a trust (whether or not having shares of beneficial interest) and there shall occur any change in the identity of any of the persons then having power to control the election or appointment of the directors, trustees, or other persons exercising like functions and managing the affairs of LESSEE to other than the families of the principals of LESSEE, the same shall be deemed an assignment requiring consent hereunder, and LESSEE shall so notify LESSOR thereof. This section shall not apply if the LESSEE (and/or guarantor, if any) named herein is a corporation and the outstanding voting stock thereof is listed on a recognized securities exchange or is wholly owned by another corporation whose outstanding voting stock is so listed.

         LESSOR'S rights to assign this Lease are and shall remain unqualified. Upon any bona fide sale of the Leased Premises in an arms length transaction and provided the purchaser agrees to assume all past and future obligations of LESSOR under this Lease, LESSOR shall thereupon and not otherwise be entirely freed of all obligations of the LESSOR hereunder and shall not be subject to any liability resulting from any act or omission or event occurring after such conveyance, except that any covenant or obligation of LESSOR hereunder affecting land owned by LESSOR shall continue for its term during such ownership, but no longer. Upon the sale or other transfer of LESSOR'S interest in this Lease, LESSEE agrees to recognize and attorn to such transferee as LESSOR, and LESSEE further agrees to execute and deliver a recordable instrument setting forth the provisions of this paragraph.

                           ARTICLE XIV - SUBORDINATION

         This Lease is and shall be subject and subordinate to all ground leases and mortgages of record, any of which may now or hereafter be placed on or affect the Building, the Leased Premises, or any part thereof and to each advance made or to be made under any such mortgages, and to all renewals, modifications, consolidations, replacements and extensions thereof and all substitutions therefor, provided that said mortgagee agrees in writing delivered to LESSEE to recognize this Lease, and not to disturb LESSEE'S rights thereunder. LESSOR shall deliver such a non-disturbance agreement to LESSEE from any mortgage company holding a mortgage covering the Building. In confirmation of such subordination, LESSEE shall execute and deliver promptly any nondisturbance, subordination, and attornment agreement that LESSOR and/or any mortgagee or lessor under any ground or underlying lease and/or their respective successors may require so long as the same is in substance similar to those customarily utilized in the Greater Boston, Massachusetts area.

         Without limitation of any of the provisions of this Lease, if any ground lessor or mortgagee shall succeed to the interest of LESSOR by reason of the exercise of its rights under such ground lease or mortgage (or the acceptance of voluntary conveyance in lieu thereof) or the expiration or sooner termination of such ground lease, however caused, then such successor shall give written notice to LESSEE (which in the case of a ground lease shall be within thirty (30) days after such expiration or sooner termination) that it is succeeding to the interest of LESSOR under this Lease; and in such event, the LESSEE shall attorn to such successor and shall ipso facto be and become bound directly to such successor in interest to LESSOR to perform and observe all the LESSEE'S obligations under this Lease without the necessity of the execution of any further instrument. Nevertheless, LESSEE agrees at any time and from time to time during the term hereof to execute a suitable instrument in confirmation of LESSEE'S agreement to LESSOR, pr any ground lessor, or such mortgagee, and/or their respective assigns and LESSEE'S attorney-in-fact, to execute and deliver any such agreement of attornment for and on behalf of LESSEE.

                          ARTICLE XV - LESSOR'S ACCESS

The LESSOR or agents of the LESSOR may, upon reasonable prior notice, at reasonable times, enter to view the Leased Premises and make repairs and alterations as LESSOR should elect to do and may show the Leased Premises to others, and at any time within six (6) months before the expiration of the term, may, affix to any suitable part of the Leased Premises a notice for selling the Leased Premises or property of which the Leased Premises are a part and keep the same so affixed without hindrance or molestation. LESSOR agrees to make such entries in a manner which will minimize any disruption to LESSEE within the Leased Premises.

                          ARTICLE XVI - INDEMNIFICATION

         LESSEE hereby covenants to indemnify and save LESSOR harmless from and against any and all claims, liabilities or penalties asserted by or on behalf of any person, firm, corporation or public authority:

                  (a) On account of or based upon any injury to person, or loss of or damage to property sustained or occurring on the Leased Premises on account of or based in whole or in part upon the act, omission, fault, negligence or misconduct of any person other than LESSOR or its employees, or agents after delivery of the Leased Premises to LESSEE;

                  (b) On account of or based in whole or in part upon any injury to person, or loss of or damage to property sustained or occurring in or about the Building or the Industrial Park, arising out of the use or occupancy of the Building or the Leased Premises by the LESSEE or by any person claiming by, through or under LESSEE, in addition to and not in limitation of Section (a) above;

                  (c) on account of or based upon (including monies due on account of) any work or thing whatsoever done (other than by LESSOR or its contractors or agents or employees of either) on the Leased Premises during the term of this Lease, any further time during which LESSEE occupies the Leased Premises and, to the extent resulting from the actions of LESSEE or its servants, agents or contractors, during the time, if any, prior to the commencement date when LESSEE may have been given access to the Leased Premises; and, in respect of any of the foregoing, from and against all costs, expenses (including, without limitation, reasonable attorneys' fees and expenses) and liabilities incurred in or in connection with any such claim or any action or proceeding brought thereon; and in case any action or proceeding be brought against LESSOR, LESSEE shall at LESSEE'S expense resist and defend such action or proceeding and employ counsel therefor reasonably satisfactory to LESSOR, it being agreed that such counsel as may act for LESSEE'S insurance underwriters engaged in defense shall be deemed satisfactory.

                      ARTICLE XVII - WAIVER OF SUBROGATION

         LESSEE covenants that with respect to any insurance coverage carried by LESSEE in connection with the Leased Premises or the Building or the parcel upon which it is located, (whether or not such insurance is required by the terms of this Lease) such insurance shall provide for the waiver by the insurance carrier of any subrogation rights against LESSOR, its agents, servants and employees.

             ARTICLE XVIII - DESTRUCTION OF PREMISES/EMINENT DOMAIN

         18.1 PARTIAL DESTRUCTION. In the event of a partial destruction of the Premises during the term hereof, from any cause covered by insurance, LESSOR shall repair the same to the extent such repairs can be made with the insurance proceeds made available to LESSOR and within sixty (60) days under then existing governmental laws and regulations. Such partial destruction shall not terminate this Lease and LESSEE shall be entitled to a proportionate reduction of rent based upon the extent to which the LESSEE shall be deprived of productive use of the Premises if such repairs cannot be made within said sixty (60) days period, LESSOR, at its option, may make the repairs within a reasonable time not to exceed one hundred eighty (180) days. If LESSOR elects to make said repairs, this Lease will continue in effect and the rent will be proportionately abated as stated above. If the repairs cannot be made within sixty (60) days with the available insurance proceeds and LESSOR elects not to make said repairs, this Lease may be terminated at the option of either party.

         18.2 MATERIAL/TOTAL DESTRUCTION. If the Building in which the Premises are situated or the Building and Land sustains damage of more than one third (1/3) of the replacement cost thereof, LESSOR may elect to terminate this Lease whether the Premises are injured or not. If the Premises are damaged significantly enough that in LESSOR's reasonable judgment repair of the damage will take over one hundred eighty (180) days, LESSEE may terminate this Lease. A total destruction of the Building in which the Premises are situated or the Building and Land shall terminate this Lease.

         18.3 EMINENT DOMAIN.

                  (a) In the event that a substantial portion of the Leased Premises or the Building or the Land shall be taken or appropriated by eminent domain or shall be condemned for any public or quasi-public use, then this Lease and the term hereof may be terminated at the election of LESSOR by a notice in writing of its election so to terminate, which notice shall be given no later than sixty (60) days following the date on which LESSOR shall have received notice of such taking, appropriation, or condemnation. If the entire Leased Premises or such portion thereof or a substantial portion of the Building or the access thereto shall be so taken, appropriated, or condemned, such that LESSEE shall be precluded from utilizing the Leased Premises substantially as contemplated, then this Lease and the term hereof may be terminated at the election of LESSEE by a notice in writing of its election so to terminate, which notice shall be given no later than sixty (60) days following the date on which LESSEE shall have received notice (clearly stating the effect of such taking upon the Leased Premises and the Industrial Park) of such taking, appropriation or condemnation. Upon the giving of any such notice of termination (either by LESSOR or LESSEE) this Lease and the term hereof shall terminate on or retroactively as of the date on which LESSEE shall be required to vacate any portion of the area so taken, appropriated or condemned or shall be deprived of the means of access thereto or upon ninety (90) days written notice after LESSOR is required to vacate the applicable portion of the Building or the Industrial Park, provided that no portion of the Leased Premises has been taken or condemned. In the event of such termination, this Lease and the term hereof shall expire as of such effective termination date and rent shall be apportioned as of such date.

                  (b) If neither party (having the right to so) elects to terminate this Lease and the term hereof, LESSOR shall, with reasonable diligence and at LESSOR'S expense, restore the remainder of the Leased Premises (but not LESSEE'S personal property or alterations installed at LESSEE'S expense), and the means of access thereto, as nearly as practicable to the condition which obtained prior to such taking, appropriation or condemnation, in which event the rent shall be adjusted such that a just proportion of the rent shall be abated according to the nature and extent of the taking, appropriation or condemnation. LESSOR shall not be liable for any delays in such restoration which are due to acts of God, as defined herein, nor shall LESSOR be liable for any inconvenience or annoyance to LESSEE or injury to LESSEE'S business resulting from reasonable delays in such restoration (although the same shall be taken into account in connection with any abatement of rent). LESSOR expressly reserves and LESSEE hereby assigns to LESSOR, all rights to compensation and damages created, accrued or accruing by reason of any such taking, appropriation or condemnation, excluding only rights to compensation or damages relating to LESSEE'S fixtures, property, or equipment or relocation expenses made directly to LESSEE by a governmental agency or entity.

                  (c) If the Leased Premises or any part thereof or the access thereto shall be taken, appropriated or condemned for any temporary use (i) this Lease shall be and remain unaffected thereby and LESSEE shall continue to pay the full amount of the rent, (ii) LESSEE shall be entitled to receive for itself any award made for such use allocable to the term of this Lease, and (iii) LESSEE shall be responsible for any repairs necessary to restore the Leased Premises to their condition prior to such taking, appropriation or condemnation, provided that if any such taking, appropriation or condemnation extends beyond the term of this Lease, the costs of such repairs shall be allocated between LESSOR and LESSEE in proportion to the amount of any award each receives. Any taking, appropriation or condemnation continuing in excess of six (6) months shall be deemed to be a permanent taking, appropriation or condemnation and shall be governed by Sections (a) and (b) above.

                              ARTICLE XIX - DEFAULT

         19.1 If LESSEE shall default in the payment of rent or any other charges due hereunder and such default shall continue for ten (10) days after written notice to LESSEE, or if LESSEE shall default in the performance of any other of its obligations and such default shall continue for thirty (30) days after written notice thereof to the LESSEE (except that if the LESSEE cannot reasonably cure any such default of its other obligations within said thirty
(30) day period, this period may be extended for a reasonable time not exceeding ninety (90) days, provided that the LESSEE commences to cure such default within the thirty (30) day period and proceeds diligently thereafter to effect such cure), or if the LESSEE shall file a petition under any bankruptcy or insolvency law, or if such a petition filed against LESSEE is not dismissed within sixty
(60) days, or if the LESSEE shall be adjudicated bankrupt or insolvent according to law, or if the LESSEE shall make any assignment for the benefit of creditors, or if the LESSEE shall file any petition seeking a reorganization, arrangement or similar relief, or if a receiver, custodian, trustee or similar agent of the Leased Premises or of all or a substantial part of LESSEE's assets shall be authorized or appointed or if LESSEE's interest in this Lease is taken upon execution or other process of law in any action against LESSEE, then the LESSOR may lawfully enter the Leased Premises and repossess the same as the former estate of the LESSOR, or terminate this Lease by written notice to LESSEE and, in either event, expel the LESSEE and those claiming through or under the LESSEE, and remove their effects (forcibly, if necessary) without being deemed guilty of any manner of trespass and without prejudice to any other remedy which the LESSOR may have for arrears of rent and other charges due hereunder or proceeding on account of breach of covenant, and upon entry or notice as aforesaid, this Lease shall terminate. LESSEE covenants, in case of any default by LESSEE hereunder (which covenant shall survive the termination of this Lease), to pay LESSOR all costs of enforcing its rights under this Lease (including, without limitation, reasonable attorney's fees and expenses), reletting expenses, expenses incurred putting the

Leased Premises in good order and repair for rental, and brokerage fees together with, as agreed liquidated damages, the greater of either (i) the amount by which, at the termination of the Lease, the aggregate of the rent (including, without limitation, the tax payments projected on the basis of experience under this Lease) and other sums payable hereunder projected over a period from such termination until the termination date stated herein as the same may have been extended exceeds the aggregate projected fair market rental value of the Leased-Premises for such period, or (ii) an amount equal to the rent (including, without limitation, tax payments projected on the basis of experience under this Lease) and other sums which would have been payable had the Lease not so terminated (subject to off-set for net rents actually received from reletting after subtraction of the expenses of reletting), payable upon the due dates as specified herein.

         LESSOR may bring legal proceedings for the recovery of such damages, or any installments thereof, from time to time at its election, and nothing contained herein shall be deemed to require LESSOR to postpone suit until the date when the term of this Lease would have expired if it had not been terminated hereunder.

         Nothing herein contained shall be construed as limiting or precluding LESSOR'S recovery from LESSEE of any amount or damages (including, without limitation, reasonable attorney's fees and expenses) to which, in addition to the damages particularly provided above, LESSOR may lawfully be entitled by reason of any default hereunder on the part of LESSEE.

         LESSOR and LESSEE agree that, for the purpose of computing liquidated damages, increased tax payments for the period between the termination of this Lease pursuant to this Article and the date of termination called for hereunder as the same may have been extended shall be computed upon the assumption that the amount of the tax payment would increase for each fiscal year during the term by an amount determined by applying the average annual percentage increase over the three (3) Tax Years immediately preceding the Tax Year in which the Lease is terminated.

         19.2 LESSOR shall not be in default of any of its obligations unless it shall fail to perform such obligations within thirty (30) days (or such further time as is reasonably necessary) after receipt of written notice thereof from LESSEE. LESSEE shall give like notice to any mortgagee which has so requested in writing, which mortgagee shall have like opportunity to cure.

         19.3 If LESSEE shall default in the observance or performance of any term, covenant or condition on its part to be observed or performed under this Lease, LESSOR, without being under any obligation to do so and without thereby waiving such default, may remedy such default for the account and at the expense of LESSEE, immediately and without notice in case of emergency, and in any other case after LESSEE shall fail to remedy such default within the time set forth in this Lease, and after LESSOR shall have given notice to LESSEE of such failure. If LESSOR makes any expenditures or incurs any obligations for the payment of money in connection therewith, including, but not limited to, reasonable attorney's fees and expenses, such sums paid or obligations incurred, with interest at the rate of eighteen percent (18%) shall be paid to LESSOR by LESSEE as rent hereunder.

                               ARTICLE XX - NOTICE

         Any notice from the LESSOR to the LESSEE relating to the Leased Premises or to the occupancy thereof, shall be deemed duly served, if left at the Leased Premises addressed to the LESSEE or if mailed to the Leased Premises, registered or certified mail, return receipt requested, postage prepaid, or by Federal Express or other overnight mail service, addressed to the LESSEE. Any notice from the LESSEE to the LESSOR relating to the Leased Premises or to the occupancy thereof, shall be deemed duly served, if mailed to the LESSOR by registered or certified mail, return receipt requested, postage prepaid, or by Federal Express or other overnight mail service, addressed to the LESSOR c/o Parsons Commercial Group, 205 Newbury Street, Framingham, Massachusetts 01701, or at such other address as the LESSOR may from time to time advise in writing.


                             ARTICLE XXI - SURRENDER

         The LESSEE shall at the expiration or other termination of this Lease remove all LESSEE'S goods and effects from the Leased Premises, (including, without hereby limiting the generality of the foregoing, all signs and lettering affixed or painted by the LESSEE, either inside or outside the Leased Premises). LESSEE shall deliver to the LESSOR the Leased Premises and all keys and locks thereto, and other fixtures connected therewith and all alterations and additions made to or upon the Leased Premises, in good condition, ordinary wear and tear, only excepted. In the event of the LESSEE'S failure to remove any of LESSEE'S property from the Leased Premises, LESSOR is hereby authorized, without liability to LESSEE for loss or damage thereto, and at the sole risk of LESSEE, to remove and store any of said property at LESSEE'S expense, or to retain same under LESSOR'S control or to sell at public or private sale, without notice of any or all of the property not so removed and to apply the net proceeds of such sale to the payment of any sum due hereunder, or to destroy such property.

                   ARTICLE XXII - COVENANT OF QUIET ENJOYMENT

         LESSOR hereby warrants that it and no other person or corporation has the right to Lease the Leased Premises hereby demised. So long as LESSEE shall perform each and every covenant to be performed by LESSEE hereunder (subject to applicable grace periods), LESSEE shall have peaceful and quiet possession of the Leased Premises without hindrance on the part of the LESSOR or persons claiming by or through the LESSOR or anyone under LESSOR'S control.

                           ARTICLE XXIII - NON-WAIVER

         No reference to any specific right or remedy shall preclude LESSOR from exercising any other right or from having any other remedy or from maintaining any action to which it may otherwise be entitled either at law or in equity. LESSOR'S failure to insist upon a strict performance of any covenant of this Lease or to exercise any option or right herein contained shall not be a waiver or relinquishment for the future of such covenant, right or option, but the same shall remain in full force and effect.

                      ARTICLE XXIV - INTENTIONALLY OMITTED

                          ARTICLE XXV - APPLICABLE LAW

         This Lease shall be construed under the laws of the Commonwealth of Massachusetts. If any provision of this Lease, or portion thereof, or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Lease shall not be effected thereby and each provision of this Lease shall be valid and enforceable to the fullest extent permitted by law.

                          ARTICLE XXVI - NO PARTNERSHIP

         Any intention to create a joint venture or partnership relation between the parties hereto is hereby expressly disclaimed.

                            ARTICLE XXVII - LIABILITY

         If two or more individuals, corporations, partnerships or other business associations (or any combination of two or more thereof) shall sign this Lease as LESSEE the liability of each individual, corporation, partnership or other business association to pay rent and perform all other obligations hereunder shall be deemed to be joint and several. In a like manner, if the LESSEE named in this Lease shall be a partnership or other business association, the members of which are, by virtue of statute or general law, subject to personal liability, the liability of each such member shall be deemed to be joint and several.

         LESSEE shall neither assert nor seek to enforce any claim for breach of this Lease against any of LESSOR'S assets other than LESSOR'S interest in the Building and Industrial Park and in the rents, issues and profits thereof, and LESSEE agrees to look solely to such interest for the satisfaction of any liability of LESSOR under this Lease. In no event shall any individual Trustee or beneficiary of the LESSOR (including without limitation all of the officers, trustees, directors, partners, beneficiaries, joint ventures, members' stockholders or other principals or representatives, disclosed or undisclosed, thereof) ever be personally liable for any such liability or ever be liable for damages, whether direct, consequential, punitive or otherwise. Each LESSOR shall be liable only for events occurring during that person's ownership of LESSOR'S estate.

                      ARTICLE XVIII - RULES AND REGULATIONS

         The rules and regulations attached to this Lease as Exhibit C are made a part of this Lease, and LESSEE agrees to comply with and observe the same. LESSEE'S failure to keep and observe said rules and regulations shall constitute a breach of the terms of this Lease in the manner as if the same were contained herein as covenants. LESSOR reserves the right from time to time to amend or supplement said rules and regulations and to adopt and promulgate additional rules and regulations applicable to the Leased Premises, the Building, and the Industrial Park. Notice of such additional rules and regulations, and amendments and supplements, if any, shall be given to LESSEE and LESSEE agrees thereupon to comply with and observe all such rules and regulations, and amendments thereto and supplements thereof.

                           ARTICLE XXIX - EXAMINATION

         The submission of this Lease for examination does not constitute a reservation of or option for the Leased Premises, and this Lease becomes effective only upon execution and delivery thereof by LESSOR and LESSEE.


                             ARTICLE XXX - ESTOPPEL

         LESSEE agrees that at any time and from time to time at reasonable intervals, within ten (10) days after written request by LESSOR, LESSEE will execute, acknowledge and deliver to LESSOR, LESSOR'S mortgagee, or an assignee designated by LESSOR, a writing ratifying this Lease and certifying: (a) that LESSEE has entered into occupancy of the Leased Premises and the date of such entry if such is the case; (b) that this Lease is in full force and effect, and has not been assigned, modified, supplemented or amended in any way (or if there has been any assignments, modification, supplement or amendment, identifying the same) ; (c) that this Lease represents the entire agreement between LESSOR and LESSEE as to the subject matter hereof (or if there has been any assignment, modification, supplement or amendment, identifying the same) ; (d) the date of commencement and expiration of the term; (e) that all conditions under this Lease to be performed by LESSOR have been satisfied and all required contributions by LESSOR to LESSEE on account of LESSEE'S improvements have been received (and, if not, what conditions remain unperformed or contribution unpaid); (f) that to the knowledge of the signer of such writing, except as otherwise stated, no default exists in the performance or observance of any covenant or condition in this Lease and there are no defense or offsets of which the signer may have knowledge; (g) that Minimum Rent and all other rentals have been paid under this Lease, if such be the case.

                         ARTICLE XXXI - SECURITY DEPOSIT

         LESSEE, contemporaneously with the execution of this Lease, has deposited with LESSOR the sum of Thirteen Thousand Four Hundred Sixteen Dollars Sixty Seven Cents ($13,416.67), receipt of which is hereby acknowledged by LESSOR. In the event that LESSEE commences occupancy of the Premises upon receipt of notice that LESSOR'S work has been completed and otherwise commences performing LESSEE'S obligations as LESSEE under this Lease, then Six Thousand Two Hundred Twenty Nine Dollars Seventeen Cents ($6,229.17) of the deposit shall be applied to the first full month's Minimum Rent due hereunder. The balance of said deposit shall be held by LESSOR, without liability for interest, as security for the faithful performance by LESSEE of all of the terms, covenants, and conditions of this Lease by said LESSEE to be kept and performed during the term hereof. If at any time during the term of this Lease any of the rent herein reserved shall be overdue and unpaid, the LESSOR may, at the option of the LESSOR, upon written notice to LESSEE, appropriate and apply any portion of said deposit to the payment of any such overdue rent or other sum. In the event of the failure of LESSEE to keep and perform any of the terms, covenants and conditions of this Lease to be kept and performed by LESSEE, then the LESSOR at its option, upon written notice to LESSEE, may appropriate and apply said entire deposit or so much thereof as may be necessary, to compensate the LESSOR for loss or damage sustained or suffered by LESSOR due to such breach on the part of LESSEE. Should the entire deposit, or any portion thereof, be appropriated and applied by LESSOR payment of overdue rent for the payment of overdue rent or other sums due and payable to LESSOR by LESSEE hereunder, then LESSEE shall, upon the written demand of LESSOR, forthwith remit to LESSOR a sufficient amount in cash to restore said security to the original sum deposited (less any amount applied to the first month's rent), and LESSEE'S failure to do so within five (5) days after receipt of such demand shall constitute a breach of this Lease. The said deposit, including any additions thereto (or the balance thereof not applied to the first months rent or obligations of LESSEE provided for herein), shall be returned in full to LESSEE at the end of the term of this Lease.

                            ARTICLE XXXII - HOLDOVER

         If the LESSEE remains in the Leased Premises beyond the expiration of this Lease at the end of the term, or sooner following an early termination as provided for herein, such holding over shall be deemed to create a tenancy-at-will, subject to all of the LESSEE's obligations set forth herein, but at a monthly rate equal to one hundred ten percent (110%) for the first sixty (60) days and one hundred twenty five percent (125%) thereafter of the fixed Minimum Rent and additional rent and other charges provided for under this Lease. The tenancy-at-will may be canceled by either party with a thirty (30) day written notice.

                        ARTICLE XXXIII - NOTICE OF LEASE

         LESSEE agrees that it will not record this Lease. LESSOR and LESSEE shall, upon request of either, execute and deliver a notice of this Lease in such recordable form as may be required by applicable statute.

                      ARTICLE XXXIV - ALL AMOUNTS ARE RENT

         All amounts payable by LESSEE to LESSOR under any provision of this Lease shall be deemed to be rent or additional rent for the use of the Leased Premises, and LESSOR'S remedies for the nonpayment of such amounts shall be the same as for nonpayment of Minimum annual Rental.

                           ARTICLE XXXV - ACTS OF GOD

         In any case where either party is required to do any act other than the payment of rent, delays caused by or resulting from acts of God, war, civil commotion, fire, flood or other casualty, labor difficulties, shortages of labor, materials or equipment, unusual government regulations, unusually severe weather or other causes beyond such party's reasonable control shall not be counted in determining the time during which such act shall be completed, whether such time be designated as a fixed date, a fixed time or "a reasonable time", and such time shall be deemed to be extended by the period of such delay.

                   ARTICLE XXXVI - NO ACCORD AND SATISFACTION

         No acceptance by LESSOR of a lesser sum than the Minimum Rent, additional rent, or any other charge then due shall be deemed to be other than on account of the earliest installment of such amount due, and notwithstanding any endorsement or statement on any check or any letter accompanying any check for payment, LESSOR may accept such check or payment without prejudice to LESSOR'S right to recover the balance of such amount or pursue any other remedy provided in this Lease or by law.

                       ARTICLE XXXVII - PARTIAL INVALIDITY

         The invalidity of one more of the provisions of this Lease shall not affect the remaining portions of this Lease; and, if any one or more of the provisions of this Lease should be declared invalid by final order, decree or judgment of a court of competent jurisdiction, this Lease shall be construed as if such invalid provisions had not been included in this Lease.

                            ARTICLE XXXVIII - SIGNAGE

         LESSOR shall cause LESSEE's name to be lettered on the front of the Building with other lessees of the Building as part of a Building Directory. LESSOR shall also cause LESSEE's name to be posted on the so-called "Park Directory" at the entrance to the Industrial Park. LESSEE shall not install any signage on the exterior of the Leased Premises or visible from outside the Leased Premises, without LESSOR'S prior written approval upon submission of detailed plans. LESSEE may install a free standing sign identifying LESSEE adjacent to the walk in front of the Building, the size and location of which shall be subject to the approval of LESSOR. All of LESSEE'S signage other than the above-mentioned signage for the Building Directory and Industrial Park Directory shall be erected at LESSEE'S sole cost and expense. All such signage must comply in all respects with local legal requirements. LESSOR reserves the right, at any time, to establish sign criteria to which all signs shall be made to conform, at LESSEE'S sole expense.

                             ARTICLE XXXIX - BROKERS

         LESSEE represents that it has not dealt with any person in connection with the Leased Premises or the negotiation or execution of this Lease other than Cushman & Wakefield of Massachusetts, Inc. and Parsons Commercial Group. LESSOR agrees to pay to Cushman & Wakefield of Massachusetts, Inc. and Parsons Commercial Group all fees and/or commission due in connection with this transaction. LESSEE shall indemnify and save harmless the LESSOR from and against all claims, liabilities, costs and expenses incurred as a result of any breach of the foregoing representation by LESSEE.

                       ARTICLE XL - SUCCESSORS AND ASSIGNS

         This Lease and the terms hereof shall be binding upon and inure to the benefit of the parties hereto and their permitted successors and assigns.

                      ARTICLE XLI - RIGHT OF FIRST REFUSAL

         The LESSEE is hereby given the right of first refusal to lease the space adjacent to the Leased Premises designated Suite Number L-2 currently occupied by Conners Design and shown as outlined in blue on Exhibit A (the "Adjacent Premises"). If at any time during the initial term of this Lease (i) while there are at least twenty four (24) months remaining in the initial term, or (ii) after LESSEE has exercised its option to extend hereunder, the Adjacent Premises shall become vacant, LESSEE is not then in default hereunder beyond any applicable grace period, and LESSOR has received an offer to lease all or part of the Adjacent Premises, the LESSOR shall notify the LESSEE of such fact, and the LESSEE shall thereupon have the right within ten (10) days from the receipt of notice from LESSOR to elect to lease such Adjacent Premises. LESSEE may exercise such right only by providing written notice of its election to exercise such right to LESSOR within ten (10) days of receipt of LESSOR'S notice. If the LESSEE shall not so elect within the said period, the LESSOR may then lease said Adjacent Premises or any portion thereof to any potential lessee upon such terms, conditions, and rental as LESSOR, in its sole discretion, determines. If the LESSEE elects to exercise said right of first refusal, the Adjacent Premises shall be delivered in "AS IS" condition on the later of ten (10) days after receipt of LESSEE's notice and the date that the same became vacant. If the LESSEE elects to exercise such right of first refusal, the parties shall enter into an amendment to this Lease providing that the rent per square foot and terms and conditions of lease of the Adjacent Premises shall be the same as contained in this Lease and that this Lease shall be amended to include the Adjacent Premises, and to the extent that LESSEE'S option to extend has or may be exercised with respect to the Premises, it shall also be deemed to have been exercised with respect to the Adjacent Premises. The right of first refusal herein contained shall expire on the first to occur of the following (i) the failure of the LESSOR and LESSEE to execute an amendment to this Lease for any reason whatsoever within ten (10) days after the election by LESSEE to exercise its right of first refusal, or (ii) LESSEE'S failure to notify LESSOR of its exercise of its right to lease the Adjacent Premises after notice duly given by LESSOR.

                    ARTICLE XLII - OPTION TO EXPAND PREMISES

         The LESSEE is hereby given the right during the term to lease the approximately Five Thousand (5,000) square feet in the Building, contiguous to the Premises and outlined in green on Exhibit A (the "Expansion Premises"). At any time during the initial term of this Lease while there are at least twelve
(12) months remaining in the initial term, and provided LESSEE is not then in default hereunder, the LESSEE shall have the right to elect to lease such Expansion Premises by providing LESSOR with at least ninety (90) days advance written notice of its election to lease the Expansion Premises beginning no later than twelve (12) months prior to the expiration of the initial term. If the LESSEE elects to exercise said option, the Expansion Premises shall be delivered in "AS IS" condition and this Lease shall be amended to include the Expansion Premises. Such amendment shall provide, inter alia, (i) for Minimum Rent at the annual rate of Four Dollars ($4.00) per square foot during the initial term and at Ninety Five Percent (95%) of fair market value as determined in accordance with Article 4.2 hereof during the extension term, and (ii) that any buildout agreed to between LESSOR and LESSEE which is accomplished by LESSOR shall be amortized over the then remaining term of the Lease.

                     ARTICLE XLIII - FINANCING REQUIREMENTS

         If in connection with obtaining financing for the Office Building, a bank, insurance company, pension trust or other institutional lender shall request reasonable modifications in this Lease as a condition to such financing, LESSEE will not unreasonably withhold, delay, or condition its consent thereto, provided that such modifications do not increase the obligations of LESSEE hereunder or materially adversely affect the leasehold interest hereby created.

                      ARTICLE XLIV - CAPTIONS AND HEADINGS

         The captions and headings used herein are intended only for the convenience of the reference and are not to be used in construing this instrument.

                         ARTICLE XLV - ENTIRE AGREEMENT

         This Lease and the Exhibits hereto constitute the full and complete agreement between the parties hereto and are no other terms, obligations, covenants, representations, warranties or conditions other than contained herein.

         IN WITNESS WHEREOF, LESSOR and LESSEE have caused this Lease to be signed, sealed and delivered as of the day first above written.

LESSOR: SEVEN OCTOBER HILL LLC.               LESSEE:



By:/S/ John R. Parsons Jr.                    By: /S/ David Green
   -------------------------------               -------------------------------
Its:Manager Member                               Its: President

                          COMMONWEALTH OF MASSACHUSETTS


COUNTY OF MIDDLESEX                                           DECEMBER 16, 1996


         On this 16th day of December 1996 before me, personally appeared the above-named John R. Parsons Jr. known to me to be the Manager Member of Seven October Hill LLC., who, being by me duly sworn, acknowledged the foregoing instrument to be his free act and deed as said Managing member of Seven October Hill LLC.

                                                 [Notary Seal]

                                                 /S/ Illegible Signature
                                                 -----------------------
                                                 Notary Public
                                                 My Commission Expires:

                          COMMONWEALTH OF MASSACHUSETTS

COUNTY OF MIDDLESEX                                           DECEMBER 16, 1996

         On this 16th day of December 1996 before me personally appeared the above-named David Green, as President of Harvard Apparatus, Inc., who, being by me duly sworn, acknowledged the foregoing instrument to be his free act and deed and the free act and deed of the corporation.

                                                 [Notary Seal]

                                                 /S/ Illegible Signature
                                                 -----------------------
                                                 Notary Public
                                                 My Commission Expires:

                                Exhibit "A"

         This is a floorplan of the basement level of 7 October Hill Road, Holliston, Massachusetts. The floorplan appears on the page sideways in a landscape orientation. The scale, printed in the lower left corner, reads 1 cm = 15 feet. The depicted space is a rectangle measuring 20.5 cm across and 8.5 cm high. There is a small rectangular protrusion on the right wall which is 1.7 cm across and 1.3 cm high. This protrusion is 0.6 cm up from the bottom wall. The floorplan is subdivided into four areas labeled Area A, B, C and D.

         Area A occupies the entire 8.5 cm of the left wall. Area A extends 13.4 cm from the left wall at a width of 3.4 cm, as measured from the top of the floorplan down. Area A then tapers to a width of 2.6 cm and extends another 1.6 cm towards the right wall. At the bottom of the floorplan, Area A extends 4 cm from the left wall where it intersects with a stairwell shared with adjacent Area C. Above the shared stairwell, which extends 2.0 cm from the bottom wall, Area A opens out an additional 0.7 cm towards the right wall. Area A is shaded. It includes twenty four spaces divided by internal walls. Two spaces located at the top of the floorplan are labeled Loading Dock Doors 1 and 2.

         Area B occupies a rectangular area in the center of the floorplan, measuring 9 cm across by 1.6 cm high. It is situated between Areas A and C. A narrow strip extends from the left side of Area B and runs downward 1.8 cm at a width of 0.8 cm. Area B expands upward 1.0 cm at a point 13.4 cm from the left wall. It extends upward again, in a narrow strip, at a point 14.9 cm from the left wall. This strip measures 1.0 cm across and runs the remaining 2.5 cm to the top wall where it is met by Loading Dock Door 3. Area B contains one space divided by internal walls which is labeled Garage Door.

         Area C is a rectangular space extending from the bottom wall measuring
11.5 cm across and 3.5 cm high. It begins 5.7 cm from the left wall. It contains three spaces divided by internal walls. These spaces are labeled Stairs, Sprinkler and Electrical.

         Area D occupies the entire 8.5 cm of the right wall as well as the 1.7 cm by 1.3 cm protrusion described in the first paragraph above. It extends 4.4 cm towards the left wall, except as it narrows by 0.1 cm to accommodate a space marked Garage Door. There are three spaces divided by internal walls along the top wall of the floorplan. Loading Dock Door 4 is in Area D. It is located along the top wall 3.6 cm from the right wall.

         The bottom left corner of the page contains a small black square which contains a white circle with a line through it. Immediately to the right of the square is printed: A.W. Perry Management Corp. 20 Winthrop Square, Boston, MA 02110.

                                                                       Exhibit B

                          NEW ENGLANDER INDUSTRIAL PARK
                              RTE 126 HOLLISTON, MA

                                    [graphic]

         The graphic depicts the layout of the nineteen buildings that comprise New Englander Industrial Park. One building at the bottom of the map is labeled NAM. The remaining buildings are numbered one through eighteen. A note on the top left corner of the map states: F denotes Phase II Conceptual only. Buildings eleven through eighteen are marked with the letter F. Building seven appears at the top of the map and is shaded. The words Subject Building appear above Building seven with an arrow pointing downward to building seven. The Upper Parking Lot is labeled and appears above and slightly to the right of building seven. The map also depicts various lawns and trees within the industrial park.

                            SEVEN OCTOBER HILLS LLC.

                                    EXHIBIT C

                              RULES AND REGULATIONS

         1. In the event of any conflict between the terms of these rules and regulations and the express provisions of the Lease, the express, applicable provisions of the Lease shall control. LESSOR reserves the right, without the approval of LESSEE, to rescind, add to and amend any rules or regulations, to add new reasonable rules or regulations and to waive any rules or regulations with respect to any lessee or lessees. LESSEE shall provide a copy of these rules and regulations to each of its employees to facilitate compliance with these standards.

         2. The sidewalks, plaza entries, corridors and staircases of the Building shall not be obstructed, and shall not be used by LESSEE, or the employees, agents, servants, visitors or invitees of LESSEE, for any purpose other than ingress and egress to and from the Premises. No skateboards, roller skates, roller blades or similar items shall be used in or about the Building.

         3. No freight, furniture or other large or bulky merchandise or equipment of any description will be received into the Building except in such a manner, during such hours and using such passageways and loading doors as may be approved or designated by LESSOR, and then only upon having been scheduled in advance. Any hand trucks, carryalls, or similar equipment used for the delivery or receipt of merchandise or equipment shall be equipped with rubber tires, side guards and such other safeguards as LESSOR shall reasonably require. All deliveries and shipments shall be made to the loading docks at the rear of the Premises except for small packages customarily brought to offices by U.S. mail, package delivery services, or couriers. Although LESSOR or its personnel may participate or assist in the supervision of such movement, LESSEE assumes financial responsibility for all risks as to damage to articles moved and injury to persons or public engaged or not engaged in such movement, including any equipment, property or personnel of LESSOR damaged or injured in connection with carrying out this service for LESSEE.

         4. LESSOR shall have the right to prescribe the weight, position and manner of installation of safes or other heavy equipment which shall, if considered necessary by LESSOR, be installed in a manner which shall insure satisfactory weight distribution. All damage done to the Building by reason of a safe or any other article of LESSEE's equipment being on the Premises shall be repaired at the expense of LESSEE. The time, routing and manner of moving safes or other heavy equipment shall be subject to proper approval by LESSOR. No objects which cause a loading factor of more than one hundred seventy five (175) pounds per square foot shall be brought into the Premises.

         5. Only persons authorized by LESSOR will be permitted to furnish newspapers, ice, drinking water, towels, barbering, shoe shining, janitorial services, floor polishing and other similar services and concessions in the Building, and only at hours and under regulations fixed by LESSOR. Notwithstanding, this paragraph shall not interfere with LESSEE placing a vending machine or some similar device within the Premises for the exclusive use by LESSEE's employees.

         6. LESSEE, or the employees, agents, servants, visitors or invitees of LESSEE, shall not at any time place, leave or discard any rubbish, paper, articles or object of any kind whatsoever outside the doors of the Premises or in the corridors or passageways of the Building.

         7. Except as otherwise set forth in Lease between LESSOR and LESSEE, LESSEE shall not place, or cause or allow to be placed, any sign, placard, picture, advertisement, notice or lettering whatsoever, in, about or on the exterior of the Premises or Building except in and at such places as may be designated by LESSOR and consented to by LESSOR in writing. Any such sign, placard, advertisement, picture, notice or lettering so placed without such consent may be removed by LESSOR without notice to and at the expense of LESSEE. All lettering and graphics on doors and windows shall conform to the Building standard prescribed by LESSOR.

         8. LESSEE shall not place, or cause or allow to be placed, any satellite dish, communications equipment, computer or microwave receiving equipment, antennae or other similar equipment about or on the exterior of the Premises, Building or Land without LESSOR's prior authorization, which may require LESSEE to provide LESSOR of details of equipment and its installation and to execute an agreement which may provide for rent for roof space utilized, for LESSEE's indemnification of LESSOR and other provisions as LESSOR may deem necessary. If LESSEE fails to get LESSOR's approval, any such equipment so placed may be removed by LESSOR without notice to and at the expense of LESSEE.

         9. Canvassing, soliciting, or peddling in the Building is prohibited and LESSEE shall cooperate reasonably to prevent same.

         10. If LESSEE desires additional security service for the Premises, LESSEE shall have the right (with advance written notification to LESSOR) to obtain such additional service at LESSEE'S sole cost and expense. LESSEE shall keep doors to unattended areas locked and shall otherwise exercise reasonable precautions to protect property from theft, loss or damage. LESSOR shall not be responsible for the theft, loss or damage of any property or for any error--with regard to the exclusion from or admission to the Building of any person. In case of invasion, mob, riot or public incitement, the LESSOR reserves the right to prevent access to the Building during the continuance of same by taking measures for the safety of the lessees and protection of the Building and property or persons therein and shall provide such notice to LESSEE as is practicable under the circumstances.

         11. Only workmen employed, designated or approved by LESSOR may be employed for repairs, installations, alterations requiring LESSOR's approval, painting, material moving and other similar work that may be done in or on the Building.

         12. LESSEE shall not bring or permit to be brought or kept in or on the Premises or Building in violation or applicable law any flammable, combustible, corrosive, caustic, poisonous, or explosive substance in violation of applicable law, or firearms, in violation of applicable law or cause or permit any odors to permeate in or emanate from the Premises, or permit or suffer the Building to be occupied or used in a manner offensive or objectionable to LESSOR or other occupants of the Building by reason of light, radiation, magnetism, noise, odors and/or vibrations.

         13. LESSEE shall not mark, paint, drill into, or in any way deface any part of the Building or the Premises. No boring, driving of nails or screws, cutting or stringing of wires shall be permitted, except with the prior written consent of LESSOR which consent shall not be unreasonably withheld or delayed. LESSEE shall not install any resilient tile or similar floor covering in the Premises except with the prior approval of LESSOR, which approval shall not be unreasonably withheld or delayed. Notwithstanding, LESSEE may hang pictures which are used in the decoration of the Premises.

         14. No additional locks or bolts of any kind shall be placed on any door in the Premises and no lock on any door therein shall be changed or altered in any respect. LESSEE shall not make duplicate keys. All keys shall be returned to LESSOR upon the termination of this Lease and LESSEE shall give to LESSOR the explanations of the combinations of all safes, vaults and combination locks remaining with the Premises. LESSOR may at all times keep a pass key to the Premises. All entrance doors to the Premises shall be left closed at all times and left locked when the Premises are not in use.

         15. LESSEE shall give immediate notice to LESSOR in case of known theft, unauthorized solicitation or accident in the Premises or in the Building, or of known defects therein or in any fixtures or equipment, or of any known emergency in the Building.

         16. LESSEE shall not use the Premises or permit the Premises to be used for photographic, multilith or multigraph reproductions, except in connection with its own business and not as a service for others without LESSOR's prior written permission.

         17. No animals or birds shall be brought or kept in or about the Building, with the exception of guide dogs accompanying visually handicapped persons.

         18. No awnings, draperies, shutters or other interior or exterior window coverings that are visible from the exterior of the Premises may be installed by LESSEE without LESSOR's prior written consent.


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

         19. LESSEE shall not place, install or operate within the Premises or any other part of the Building any engine, stove, or machinery, or conduct mechanical operations therein other than in the ordinary course of its business, without the prior written consent of LESSOR.

         20. No portion of the Premises or any other part of the Building shall at any time be used or occupied as sleeping or lodging quarters.

         21. LESSEE shall at all times keep the Premises neat and orderly.

         22. The toilet rooms, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever shall be thrown therein. The expenses of any breakage, stoppage or damage, resulting from the violation of this rule shall be borne by the LESSEE who (or whose employees or invitees) shall have caused such damage.

         23. All LESSEE modifications resulting from alterations or physical additions in or to the Premises must conform to all applicable building and fire codes. LESSEE shall obtain written approval from the management office prior to commencement of any such modifications and shall deliver as built plan to the management office upon completion.

         24. LESSEE agrees to place all indoor potted plants requiring water within a container capable of collecting any water overflow, such containers to be approved and/or supplied by LESSOR, at LESSEE's sole expense. LESSEE agrees to use caution so that indoor plants do not damage or soil the Premises.

         25. LESSEE shall not park (and shall insure that LESSEE's employees, agents, and invitees do not park) in any reserved parking space other than those reserved parking spaces, if any, specifically assigned to LESSEE. Any vehicle improperly parked, or parked in any unauthorized parking area in the Building and Land, shall be towed at the vehicle owner's expense and without further or additional notice.

         26. Persons using the parking areas do so at their own risk. LESSOR specifically disclaims all liability, except when caused solely by its gross negligence or willful misconduct, for any personal injury incurred users of the parking areas, their agents, employees, family, friends, guests or invitees, or as a result of damage to, theft of, or destruction of any vehicle or any contents thereof as a result of the operation or parking of vehicles in the parking areas.


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

                            SEVEN OCTOBER HILLS LLC.

                                    EXHIBIT D

                  DETERMINATION OF RENTAL DURING EXTENSION TERM

         At least six (6) months prior to the commencement of the extension term, and provided LESSEE has given LESSOR notice of LESSEE'S intention to extend this Lease in accordance with Article 3 hereof, the LESSOR and LESSEE shall meet and negotiate Minimum Rent for the extension term, based upon ninety five percent (95%) of rates then in effect and prevailing for similar space in the greater Ashland/Holliston, Massachusetts area. In the event the parties are unable to mutually agree as to a rental rate for the extension term, the same shall be determined by informal binding arbitration as follows:

         A. At any time following the initial meeting of LESSOR and LESSEE above-referenced, either party may commence informal binding arbitration proceedings by providing the other party with written notice of the desire to arbitrate rental.

         B. Arbitration shall commence not later than thirty (30) days next following forwarding of notice to arbitrate and be completed not later than thirty (30) days next following the date the same commences unless other time periods are mutually agreed upon by LESSOR and LESSEE.

         C. The rules and procedures governing the proceedings shall be agreed upon by the LESSOR and LESSEE, provided that to the extent LESSOR and LESSEE are unable to agree on particular rules or procedures such aspects of the proceedings shall be governed by the rules and procedures of the American Arbitration Association.

         D. LESSOR and LESSEE agree to be bound by the following procedure concerning selection of an arbitrator:

                  a. Arbitration shall be conducted by a single arbitrator mutually acceptable to LESSOR and LESSEE. Absent mutual agreement LESSOR and LESSEE shall each designate a representative who shall meet and appoint an arbitrator. The selection of the representatives shall be final unless the individual selected becomes unavailable in which case the representatives shall again meet and designate a successor.

                  b. The decision of the arbitrator shall be final and binding as regards the applicable rental rate.

                  c.       Arbitration shall be held in Boston, Massachusetts.


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

                  d. The foregoing procedure shall be the exclusive procedure of determination of the rental rate applicable to the extension term.

                  e. In the event a determination shall not be made regarding rental for the extension term, prior to the beginning of such term, the rate in effect immediately prior to the commencement of the extension term, increased in accordance with Paragraph F hereof, shall be due and owing from LESSEE to LESSOR as provided for in the within Lease, and the same to be retroactively adjusted to the commencement date of such extension term once determined.

                  f. The sole determination to be made by the arbitrators shall be the rental rates then in effect and prevailing for similar space as the Leased Premises in the Greater Ashland/Holliston, Massachusetts area.


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

          Exhibit "E" (tenant improvements to be completed as per plan)

                                    [graphic]

         This is a floorplan of the basement level of 7 October Hill Road, Holliston, Massachusetts. It has the same dimensions and internal divisions as Exhibit A. The area labeled Area A in exhibit "A" contains thirty eight spaces divided by internal walls. None of the other areas, as defined in exhibit "A", have been changed.

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